Exhibit 99.1


                             JOINT FILING AGREEMENT

         Each of the undersigned affirms that he or she is eligible to use
Schedule 13D, and agrees that this Schedule 13D is filed on his or her behalf.



Dated May 4, 2001



VENTURIAN HOLDINGS, LLC


/s/ Gary B. Rappaport
-----------------------
By Gary B. Rappaport
Its Chief Manager
                                                 GARY TRUST UNDER THE WILL OF
                                                 MAX E. RAPPAPORT

/s/ Gary B. Rappaport                            /s/ Gary B. Rappaport
-----------------------                          -------------------------------
Gary B. Rappaport                                By Gary B. Rappaport
                                                 Its Trustee

LINDA TRUST UNDER THE WILL OF                    MARITAL TRUST UNDER THE WILL OF
MAX E. RAPPAPORT                                 MAX E. RAPPAPORT

/s/ Gary B. Rappaport                            /s/ Gary B. Rappaport
-----------------------------                    -------------------------------
By Gary B. Rappaport                             By Gary B. Rappaport
Its Trustee                                      Its Trustee

/s/ Susan H. Rappaport                           /s/ Debra L. Rappaport
-----------------------------                    -------------------------------
Susan H. Rappaport                               Debra L. Rappaport

/s/ Melissa E. Rappaport                         /s/ Linda Nathanson
-----------------------------                    -------------------------------
Melissa E. Rappaport                             Linda Nathanson


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


SIGNATURE PAGES TO JOINT FILING AGREEMENT, CONTINUED:

/s/ Michael Nathanson                             /s/ Linda Nathanson
-----------------------------                     ------------------------------
Michael Nathanson                                 Linda Nathanson, custodian for
                                                  Amy Nathanson

BEATRICE FLIGELMAN IRREVOCABLE TRUST
NO. 2

/s/ Linda Nathanson                               /s/ Stuart Rappaport
------------------------------------              ------------------------------
By Linda Nathanson                                Stuart Rappaport
Its Trustee

/s/ Richard Rappaport                             /s/ Robert Rappaport
------------------------------------              ------------------------------
Richard Rappaport                                 Robert Rappaport

/s/ Jon Kutler                                    /s/ Dean Greenberg
------------------------------------              ------------------------------
Jon Kutler                                        Dean Greenberg

/s/ Henri Jacob
------------------------------------
Henri Jacob

QUARTERDECK PUBLIC EQUITIES, LLC               QUARTERDECK EQUITY PARTNERS, INC.

/s/ Jon Kutler                                 /s/ Jon Kutler
--------------------------------               ---------------------------------
By Jon Kutler                                  By Jon Kutler
Chairman of Quarterdeck Equity                 Its Chairman
Partners, Inc.
Its Managing Member


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